UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2016

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                     Submission of Matters to a Vote of Security Holders.

AECOM (the “Company”) held its annual meeting of stockholders (the “2016 Annual Meeting”) on March 2, 2016.  The stockholders considered each of the proposals disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 22, 2016.  Voting results with respect to each proposal submitted at the 2016 Annual Meeting are set forth below.

Proposal 1:  Election of five Class I Directors to the Company’s Board of Directors to serve until the Company’s 2017 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	WITHHELD	NON VOTES
James H. Fordyce	91,461,004	32,679,613	10,959,406
Senator William H. Frist	122,157,238	1,983,379	10,959,406
Linda Griego	91,492,661	32,647,956	10,959,406
Douglas W. Stotlar	122,214,511	1,926,106	10,959,406
Daniel R. Tishman	122,257,321	1,883,296	10,959,406

Proposal 2:  Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016:

FOR	AGAINST	ABSTAIN
134,259,645	797,172	43,206

Proposal 3:  Approval of the Company’s 2016 Stock Incentive Plan:

FOR	AGAINST	ABSTAIN	NON VOTES
94,691,781	29,331,066	117,770	10,959,406

Proposal 4:  Approval of the Company’s executive compensation, on an advisory basis:

FOR	AGAINST	ABSTAIN	NON VOTES
76,703,991	47,274,947	161,679	10,959,406

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: March 4, 2016	By:	/s/ DAVID Y. GAN
David Y. Gan
Senior Vice President, Assistant General Counsel